Exhibit 10.4

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

INVESTOR AGREEMENT

By and Between

JOHNSON & JOHNSON INNOVATION-JJDC, INC.

AND

ACHILLION PHARMACEUTICALS, INC.

Dated as of July 1, 2015

TABLE OF CONTENTS

1.	Definitions		1

2.	Registration Rights		7

	2.1	Required Registration	7
	2.2	Shelf Takedown Request	9
	2.3	Company Registration	9
	2.4	Underwritten Required Registration	10
	2.5	Revocation of Required Registration	11
	2.6	Effective Required Registrations	11
	2.7	Continuous Effectiveness of Registration Statement	12
	2.8	Obligations of the Company	12
	2.9	Furnish Information	15
	2.10	Expenses	15
	2.11	Indemnification	15
	2.12	SEC Reports	18
	2.13	Assignment of Registration Rights	18

3.	Restrictions on Beneficial Ownership		18

	3.1	Standstill	18

4.	Restrictions on Dispositions		19

	4.1	Lock-Up	19
	4.2	Certain Tender Offers	20

5.	Voting Agreement		20

	5.1	Voting of Securities	20
	5.2	Certain Extraordinary Matters	21
	5.3	Quorum	22

6.	Termination of Certain Rights and Obligations		22

	6.1	Termination of Registration Rights Term	22
	6.2	Termination of Standstill Term	22
	6.3	Termination of Lock-Up Term	23
	6.4	Termination of Voting Agreement Term	23
	6.5	Effect of Termination	23

7.	Miscellaneous		24

	7.1	Governing Law; Submission to Jurisdiction	24
	7.2	Waiver	24
	7.3	Notices	24

7.4	Entire Agreement	24
7.5	Amendments	25
7.6	Headings; Nouns and Pronouns; Section References	25
7.7	Severability	25
7.8	Assignment	25
7.9	Successors and Assigns	25
7.10	Counterparts	25
7.11	Third Party Beneficiaries	25
7.12	No Strict Construction	25
7.13	Remedies	25
7.14	Specific Performance	26
7.15	No Conflicting Agreements	26
7.16	Use of Proceeds	26
7.17	No Publicity	26
7.18	Limitation of Liability	26

Exhibit A – Form of Irrevocable Proxy

Exhibit B – Notices

- ii -

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of                  , 2015, by and among Johnson & Johnson Innovation-JJDC, Inc., a New Jersey corporation with its principal place of business at 410 George Street, New Brunswick, New Jersey 08901 (“Investor”) and Achillion Pharmaceuticals, Inc. (the “Company”), a Delaware corporation with its principal place of business at 300 George Street, New Haven, CT 06511.

WHEREAS, the Stock Purchase Agreement, dated as of May 19, 2015 by and between the Investor and the Company (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of a number of shares (such shares, the “Purchased Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates, and it is a condition to the closing under the Purchase Agreement that this Agreement be executed and delivered by the Investor and the Company; and

WHEREAS, simultaneously with the execution of the Purchase Agreement, the Company and Janssen Pharmaceuticals, Inc. (“Janssen”), an Affiliate of the Investor, entered into the Collaboration Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person; provided, that with respect to the Investor, “Affiliate” shall mean the Investor’s subsidiaries that are wholly-owned directly or indirectly, by the Investor and any Person that wholly-owns, directly or indirectly, the Investor; provided further, that with respect to the Investor, the term “Affiliate” shall not include any employee benefit plan of the Investor. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(b) “Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

(c) “Beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(d) “Business Day” shall mean a weekday on which banking institutions in the United States are generally open for business.

(e) “Change of Control” shall occur if: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of the Company, or if the percentage ownership of such person or entity in the voting securities of the Company is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of the Company; (b) a merger, consolidation, recapitalization, or reorganization of the Company is consummated, other than any such transaction, which would result in stockholders or equity holders of the Party immediately prior to such transaction, owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than pursuant to the transaction described above or to an Affiliate; (d) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company); or (e) the sale or transfer to a Third Party of (i) all or substantially all of the Company’s assets taken as a whole or (ii) a majority of the Company’s assets which relate to the Collaboration Agreement, is effected.

(f) “Closing Date” shall have the meaning set forth in the Purchase Agreement.

(g) “Collaboration Agreement” shall mean the Collaboration and License Agreement, of even date herewith, between Janssen and the Company.

(h) “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(i) “Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, the Common Stock.

(j) “Company” shall have the meaning set forth in the Preamble to this Agreement.

(k) “Demand Request” shall have the meaning set forth in Section 2.1.

(l) “Disposition” or “Dispose of” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(n) “Extraordinary Matter” shall have the meaning set forth in Section 5.2.

(o) “Filing Date” shall mean (i) with respect to any Registration Statement to be filed on Form S-1 (or any applicable successor form), sixty (60) days after receipt by the Company of a Demand Request for such Registration Statement and (ii) with respect to any Registration Statement to be filed on Form S-3 (or any applicable successor form), thirty (30) Business Days after receipt by the Company of a Demand Request for such Registration Statement.

(p) “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(q) “Holders” shall mean (but, in each case, only for so long as such Person remains an Affiliate of the Investor) the Investor and any Permitted Transferee thereof, if any, in accordance with Section 2.13.

(r) “Initiating Holder” shall have the meaning set forth in Section 2.4.

(s) “Interference” shall have the meaning set forth in Section 2.6.

(t) “Investor” shall have the meaning set forth in the Preamble to this Agreement.

(u) “Irrevocable Proxy” shall have the meaning set forth in Section 5.1.

(v) “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(w) “Lock-Up Securities” shall have the meaning set forth in Section 4.1.

(x) “Lock-Up Term” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 6.3.

(y) “Modified Clause” shall have the meaning set forth in Section 7.7.

(z) “Offeror” shall have the meaning set forth in Section 6.2.

(aa) “Other Holders” shall mean any Person having rights to participate in a registration of the Company’s securities.

(bb) “Permitted Transferee” shall mean (i) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (ii) a controlling Affiliate of the Investor (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, the Investor, or the acquiring Person in the case of a Change of Control of the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or the Investor, as applicable.

(cc) “Permitted Transferee Irrevocable Proxy” shall have the meaning set forth in Section 5.1.

(dd) “Person” shall mean any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(ee) “Prospectus” shall mean the prospectus forming a part of any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

(ff) “Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

(gg) “Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(hh) “registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

(ii) “Registrable Securities” shall mean (i) the Purchased Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (i) of this definition, excluding in all cases, however, (A) any Registrable Securities if and after they have been transferred to a Permitted Transferee in a transaction in connection with which registration rights granted hereunder are not assigned, (B) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (C) if the Investor and its Affiliates together own less than five percent (5%) of the Shares of Then Outstanding Common Stock, Purchased Shares eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act.

(jj) “Registration Expenses” shall mean all expenses incurred by the Company in connection with any Required Registration pursuant to Section 2.1 or Company’s compliance with Section 2.8, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications) or any Registrable Securities), expenses of printing (i) certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company or (ii) Prospectuses if the printing of Prospectuses is requested by Holders, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and the reasonable fees and expenses (such fees and expenses not to exceed $75,000) of one (1) counsel for the Holders of Registrable Securities in each Required Registration, selected by the

Holders of a majority of the Registrable Securities to be included in such Required Registration. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Purchased Shares to be registered on each securities exchange, if any, on which equity securities issued by the Company are then listed or the quotation of such securities on any national securities exchange on which equity securities issued by the Company are then quoted.

(kk) “Registration Notice” shall have the meaning set forth in Section 2.3

(ll) “Registration Rights Term” shall mean the period from and after the expiration of the Lock-Up Term until the occurrence of any event set forth in Section 6.1.

(mm) “Registration Statement” shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.

(nn) “Required Period” with respect to a Required Registration shall mean the earlier of (i) the date on which all Registrable Securities covered by such Required Registration are sold pursuant thereto and (ii) one-hundred twenty (120) days following the first day of effectiveness of the Registration Statement for such Required Registration, in each case subject to extension as set forth herein; provided, however, that in no event will the Required Period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder; provided, further, however, that (i) such one-hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement effective until the earlier of (A) such time as all such Registrable Securities registered on such Registration Statement are sold or (B) all such Registrable Securities on such Registration Statement may be sold in any three month period pursuant to Rule 144.

(oo) “Required Registration” shall have the meaning set forth in Section 2.1.

(pp) “SEC” shall mean the United States Securities and Exchange Commission.

(qq) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(rr) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

(ss) “Shares of Then Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(tt) “Shelf Registration Statement” shall have the meaning set forth in Section 2.2.

(uu) “Standstill Parties” shall have the meaning set forth in Section 3.1.

(vv) “Standstill Term” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 6.2.

(ww) “Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any of their respective Affiliates.

(xx) “Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

(yy) “Violation” shall have the meaning set forth in Section 2.11(a).

(zz) “Voting Agreement Term” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 6.4.

2. Registration Rights.

2.1 Required Registration. If, during the Registration Rights Term (or prior to the Registration Rights Term in the event of the filing of a Registration Statement that will not become effective until the Registration Rights Term has begun), the Company receives from any Holder or Holders a written request or requests (each, a “Demand Request”) that the Company file a Registration Statement under the Securities Act to effect the registration (a “Required Registration”) of Registrable Securities, the Company shall use all reasonable efforts to file a Registration Statement covering such Holders’ Registrable Securities as soon as practicable (and by the applicable Filing Date) and shall use all reasonable efforts to, as soon as practicable thereafter, effect the registration of the Registrable Securities to permit or facilitate the sale and distribution in an Underwritten Offering of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such Demand Request, subject however, to the conditions and limitations set forth herein; provided however, that the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a Demand Request pursuant to this Section 2.1 if:

(a) the Company has already completed two (2) Required Registrations;

(b) (i) in the event that the market value of all Registrable Securities outstanding is equal to or greater than forty million dollars ($40,000,000), the market value of the Registrable Securities proposed to be included in the registration, based on the average closing price during the ten (10) consecutive trading days period prior to the making of the Demand Request, is less than forty million dollars ($40,000,000) or (ii) in the event that the market value of all Registrable Securities outstanding is less than forty million dollars ($40,000,000), the market value of the Registrable Securities proposed to be included in the registration, based on the average closing price during the ten (10) consecutive trading days period prior to the making of the Demand Request, is less than the lesser of (x) twenty million dollars ($20,000,000) or (y) the total market value of Registrable Securities outstanding;

(c) the Company furnishes to the Holders a certificate signed by an authorized officer of the Company stating that (i) within sixty (60) days of receipt of the Demand Request under this Section 2.1, the Company expects to file a registration statement for the public offering of securities for the account of the Company (other than a registration of securities (x) issuable pursuant to an employee stock option, stock purchase or similar plan, (y) issuable pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or (z) in which the only securities being registered are securities issuable upon conversion of debt securities which are also being registered), provided, that the Company is actively employing good faith efforts to cause such registration statement to become effective, or (ii) the Company is engaged in a material transaction or has an undisclosed material corporate development, in either case, which would be required to be disclosed in the Registration Statement, and in the good faith judgment of the Company’s Board of Directors, such disclosure would be materially detrimental to the Company and its stockholders at such time (in which case, the Company shall disclose the matter as promptly as reasonably practicable and thereafter file the Registration Statement, and each Holder agrees not to disclose any information about such material transaction to Third Parties until such disclosure has occurred or such information has entered the public domain other than through breach of this provision by such Holder), provided, however, that the Company shall have the right to defer the filing of the Registration Statement pursuant to this subsection only twice in any twelve (12) month period and such deferral may not exceed a period of more than sixty (60) days in the aggregate during such twelve-month period;

(d) the Company has, within the twelve (12) month period preceding the date of the Demand Request, already effected one (1) Required Registration for any Holder pursuant to this Section 2.1; or

(e) at any time during the period between the Company’s receipt of the Demand Request and the completion of the Required Registration, any Holder is in breach of or has failed to cause its Affiliates to comply with the obligations and restrictions of Sections 3 or 4 of this Agreement, the Company has provided notice of such breach to a Holder and such breach or failure is ongoing and has not been remedied; it being understood that (i) a one-time, inadvertent and de minimis breach of Section 4 shall not be deemed to be a breach of the obligations and restrictions under Section 4 for purposes of this Section 2.1(e) and (ii) a de minimis breach of Section 3.1(a) hereof, or an inadvertent breach of Section 3.1(g) hereof arising from informal discussions covering general corporate or other business matters the purpose of which is not intended to effectuate or lead to any of the actions referred to in paragraphs (a) through (f) of Section 3.1, shall not be deemed to be a breach of the obligations and restrictions under Section 3.1 for purposes of this Section 2.1(e).

2.2 Shelf Takedown Request. At any time the Company has an effective shelf registration statement pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) with respect to a Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, the Investor may make a written request to the Company to effect a public offering of all or a portion of such Holder’s Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

2.3 Company Registration.

(a) Until the seventh (7th) anniversary of the expiration of the Lock-Up Term, the Company shall notify (“Registration Notice”) the Holders in writing at least five (5) Business Days prior to (i) the filing of any registration statement (other than any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 is applicable, Form S-4, Form S-8, or any successor forms thereto or other form not available for registering the Registrable Securities for sale to the public and any related Prospectuses, amendments or supplements thereto) or (ii) in the case of a Shelf Registration Statement (including a previously filed Shelf Registration Statement), the anticipated pricing or trade date and will afford each Holder an opportunity, subject to the terms and conditions of this Agreement, to include in such registration statement or sale transaction the number of Registrable Securities then held by such Holder that such Holder wishes to include in such registration statement. Each Holder desiring to include in any such registration statement or sale transaction all or any part of the Registrable Securities held by such Holder shall, within ten (10) Business Days after receipt of the Registration Notice (“Registration Notice Period”), so notify the Company in writing, and in such notification, inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement or sale transaction. The Company may not sell any securities pursuant to such registration statement until the Registration Notice Period has expired. If a Holder decides not to include Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities (either by the Company or by its stockholders), all upon the terms and conditions set forth herein.

(b) Each Holder shall keep confidential and not disclose to any third party (i) its receipt of any Registration Notice and (ii) any information regarding the proposed offering as to which such notice is delivered, except as required by law, regulation or as compelled by subpoena.

(c) If a registration pursuant to this Section 2.3 is an Underwritten Offering, the right of any such Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company and all Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the managing underwriter for the Underwritten Offering determines in good faith that marketing factors require a limitation of the number of shares of Registrable Securities to be included in such Underwritten Offering and advises the Holders of such determination in writing, such Underwritten Offering shall include (i) first, all securities proposed to be included in the Underwritten Offering by the Company, (ii) second, all Registrable Securities of the Holders allocated, if the amount is less than all the Registrable Securities requested to be sold, pro rata on the basis of the total number of Registrable Securities held by such Holders; and (iii) third, as many other securities proposed to be included in the Underwritten Offering by any Other Holders, allocated pro rata among such Other Holders, on the basis of the amount of securities requested to be included therein by such Other Holder so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter, can be sold without materially and adversely affecting the success of such Underwritten Offering.

(d) Notwithstanding the foregoing, the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.4 Underwritten Required Registration. If, pursuant to Section 2.1, the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, the Holders shall so advise the Company as a part of their request made pursuant to Section 2.1. The underwriter(s) will be selected by the Company, subject to approval by a majority in interest of the Holders initiating the Required Registration hereunder (such Holder(s) initiating the registration request, the “Initiating Holders”), which approval shall not be unreasonably withheld or delayed. With respect to any Required Registration of Registrable Securities requested pursuant to Section 2.1 that is an Underwritten Offering, the Company may also (i) propose to sell shares of Common Stock on its own behalf and (ii) provide written notice of such Required Registration to Other Holders and permit all such Other Holders who request to be included in the Required Registration to include any or all Company securities held by such Other Holders in such Required Registration on the same terms and conditions as the Registrable Securities. If a registration pursuant to Section 2.1 is an Underwritten Offering, the right of any Holder to include its Registrable Securities in the Underwritten Offering shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities to the extent provided herein. All Holders requesting the inclusion of their Registrable Securities in such Underwritten Offering pursuant to Section 2.1 shall (together with the Company as provided in Section 2.8(h)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering. Notwithstanding any other provision of this Section 2, if the managing underwriter for such Underwritten Offering pursuant to Section 2.1 determines in good faith that marketing factors require a limitation of the number of shares of Registrable Securities to be included in such Underwritten Offering and advises the Initiating Holders of such determination in writing, then the Company shall so advise all Holders which requested inclusion of their Registrable Securities in such Underwritten Offering, and such Underwritten Offering shall include (i) first, all Registrable Securities of the Holders allocated, if the amount is less than all the Registrable Securities requested to be sold, pro rata on the basis of the total number of Registrable Securities held by such Holders; and (ii) second, as many other securities proposed to be included in the Underwritten Offering by the Company and any Other Holders, allocated pro rata among the Company and such Other Holders, on the basis of the amount of securities requested to be included therein by the Company and each such Other Holder so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter, can be sold without materially and adversely affecting the success of such Underwritten Offering; provided, however, that the number of shares of Registrable Securities to be included in such Underwritten Offering shall not be reduced unless all other securities are first entirely excluded from such Underwritten Offering.

2.5 Revocation of Required Registration. With respect to one (1) Required Registration only, the Holders of at least a majority of the Registrable Securities to be included in a Registration Statement with respect to such Required Registration may, at any time prior to the effective date of such Registration Statement, on behalf of all Holders of all Registrable Securities requested to be included therein, revoke the request to have Registrable Securities included therein and revoke the request for such Required Registration by providing a written notice to the Company, in which case such Required Registration that has been revoked will be deemed not to have been effected and will not count as a Required Registration for purposes of Section 2.1 (i) if, and only if, the Holders of Registrable Securities which had requested inclusion of Registrable Securities in such Required Registration promptly reimburse the Company for all Registration Expenses incurred by the Company in connection with such Required Registration. Notwithstanding the foregoing sentence, the parties agree and acknowledge that the Holders of a majority of the Registrable Securities requested to be included in such Required Registration, may revoke any Required Registration (without any obligation to reimburse the Company for Registration Expenses incurred in connection therewith) if such revocation is based on (i) a material adverse change in circumstances with respect to the Company and its subsidiaries, taken as a whole, caused by an act or failure to act by the Company or any of its subsidiaries and not known to any Holder at the time the Required Registration was first made, (ii) the Company’s failure to comply in any material respect with its obligations hereunder, or (iii) a decrease in the total number of Registrable Securities that may be included by the Holders in a Required Registration under Section 2.4 such that the number of Registrable Securities that may be included in such Required Registration is less than seventy-five percent (75%) of all Registrable Securities which the Holders requested to be included in such Required Registration and any such revocation based on an event described in (i), (ii) or (iii) above shall be exercisable at any time and shall not be counted as the one (1) revocation of a Required Registration permitted by the first sentence of this Section 2.5.

2.6 Effective Required Registrations. A Required Registration will not be deemed to be effected for purposes of Section 2.1(a) if the Registration Statement for such Required Registration has (a) not been declared effective by the SEC or (b) become effective in accordance with the Securities Act and the rules and regulations thereunder and not been kept effective for the Required Period. In addition, if after such Registration Statement has been declared or becomes effective, (i) the offering of Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court such that the continued offer and sale of Registrable Securities being offered pursuant to such Registration Statement would violate applicable Law and such stop order, injunction or other order or requirement of the SEC or other governmental agency or court does not result from any act or omission of any Holder whose Registrable Securities are registered pursuant to such Registration Statement (an “Interference”) and (ii) any such Interference is not cured within ninety (90) days thereof, such Required Registration will be deemed not to have been effected and will not count as a Required Registration. In the event such Interference occurs and is cured, the Required Period relating to such Registration Statement will be extended by the number of days of such Interference, including the date such Interference is cured.

2.7 Continuous Effectiveness of Registration Statement. The Company will use all reasonable efforts to cause each Registration Statement filed pursuant to this Section 2 to be declared effective by the SEC or to become effective under the Securities Act as promptly as practicable and to keep each such Registration Statement that has been declared or becomes effective continuously effective for the Required Period.

2.8 Obligations of the Company. Whenever required under Section 2.1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities sought to be included therein; provided that at least five (5) Business Days prior to filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter copies of all such documents proposed to be filed, and any such Holder shall have the opportunity to comment on any information pertaining solely to such Holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such Holder or the managing underwriter with respect to such information prior to filing any such Registration Statement or amendment;

(b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement and any Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Required Period, and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for the Required Period; provided that at least five (5) Business Days prior to filing any such amendments and post effective amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter copies of all such documents proposed to be filed, and any such Holder or managing underwriter shall have the opportunity to comment on any information pertaining solely to such Holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such Holder and the managing underwriter with respect to such information prior to filing any such Registration Statement or amendment;

(c) furnish to the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter such numbers of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus or free writing prospectus) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) notify the Holders of Registrable Securities covered by such Registration Statement, promptly after the Company shall receive notice thereof, of the time when such Registration Statement becomes or is declared effective or when any amendment or supplement or any Prospectus forming a part of such Registration Statement has been filed;

(e) notify the Holders of Registrable Securities covered by such Registration Statement promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to such Holders copies of any comments received from the SEC;

(f) notify the Holders promptly of any stop order suspending the effectiveness of such Registration Statement or Prospectus or the initiation of any proceedings for that purpose, and use all reasonable efforts to obtain the withdrawal of any such order or the termination of such proceedings;

(g) use all reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the Holders, use all reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Required Period, and notify the Holders of Registrable Securities covered by such Registration Statement of the receipt of any written notification with respect to any suspension of any such qualification; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(h) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the Underwritten Offering pursuant to which such Registrable Securities are being offered;

(i) use all reasonable efforts to obtain: (A) at the time of effectiveness of the Registration Statement covering such Registrable Securities, a “cold comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as the underwriters may reasonably request; and (B) at the time of any underwritten sale pursuant to such Registration Statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as the underwriters may reasonably request.

(j) promptly notify each Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to such Prospectus or file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading;

(k) permit any Holder of Registrable Securities covered by such Registration Statement, which Holder in its reasonable judgment could reasonably be deemed to be an underwriter with respect to the Underwritten Offering pursuant to which such Registrable Securities are being offered, or to be a controlling Person of the Company, to reasonably participate in the preparation of such Registration Statement and to require the insertion therein of information to the extent concerning such Holder, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(l) in connection with any Underwritten Offering, use all reasonable efforts to obtain an opinion or opinions addressed to the underwriter or underwriters in customary form and scope from counsel for the Company;

(m) upon reasonable notice and during normal business hours, subject to the Company receiving customary confidentiality undertakings or agreements from any Holder of Registrable Securities covered by such Registration Statement or other person obtaining access to Company records, documents, properties or other information pursuant to this subsection (m), make available for inspection by a representative of such Holder and any underwriter participating in any disposition of such Registrable Securities and any attorneys or accountants retained by any such Holder or underwriter, relevant financial and other records, pertinent corporate documents and properties of the Company, and use all reasonable efforts to cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorneys or accountants in connection with the Registration Statement;

(n) with respect to one (1) Required Registration which includes Registrable Securities the market value of which is at least forty million United States dollars ($40,000,000), participate, to the extent requested by the managing underwriter, in efforts extending for no more than three (3) days scheduled by such managing underwriter and reasonably acceptable to the Company’s senior management, to sell the Registrable Securities being offered pursuant to such Required Registration (including participating during such period in customary “roadshow” meetings with prospective investors);

(o) use all reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 2.8(o) with respect to such earning statements if it has satisfied the provisions of Rule 158;

(p) if requested by the managing underwriter or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any selling Holder reasonably requests to be included therein, with respect to the Registrable Securities being sold by such selling Holder, including, without limitation, the purchase price being paid therefor by the underwriters and with respect to any other terms of the Underwritten Offering of Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(q) cause the Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which equity securities issued by the Company are then listed; and

(r) reasonably cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with filings required to be made with the Financial Industry Regulatory Authority, Inc., if any.

2.9 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably necessary to effect the registration of such Holder’s Registrable Securities.

2.10 Expenses. Except as specifically provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders of Registrable Securities covered by a Registration Statement, pro rata on the basis of the number of Registrable Securities registered on their behalf in such Registration Statement.

2.11 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) The Company shall indemnify and hold harmless each Holder including Registrable Securities in any such Registration Statement, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under any securities Laws including, without limitation, the Securities Act, the Exchange Act, or any other statute or common law of the United States or any other country or political subdivision thereof, or otherwise, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by such Holder in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any free writing prospectus or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities Law, or any rule or regulation promulgated under any state securities Law; provided however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (A) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder; or (B) is caused by such Holder’s disposition of Registrable Securities during any period during which such Holder is obligated to discontinue any disposition of Registrable Securities as a result of any stop order suspending the effectiveness of any registration statement or prospectus with respect to Registrable Securities of which such Holder has received written notice. The Company shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.11(a), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Company, which consent shall not be unreasonably withheld.

(b) Each Holder including Registrable Securities in a registration statement shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder; or (ii) is caused by such Holder’s disposition of Registrable Securities during any period during which such Holder is obligated to discontinue any disposition of Registrable Securities as a result of any stop order suspending the effectiveness of any registration statement or prospectus with respect to Registrable Securities of which such Holder has received written notice. Each such Holder shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.11(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Holder, which consent shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 2.11 of notice of the commencement of any action (including any action by a Governmental Authority), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.11, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.11.

(d) In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 2.11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.11 provided for indemnification in such case, the Company and each Holder of Registrable Securities shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and such Holder, severally, on the other hand; provided, however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further, however, that in no event shall any contribution under this Section 2.11(d) on the part of any Holder exceed the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such contribution obligation, except in the case of willful misconduct or fraud by such Holder.

(e) The obligations of the Company and the Holders under this Section 2.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

2.12 SEC Reports. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, for so long as any Holder owns Purchased Shares, the Company agrees to:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144; and

(b) furnish to any Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC (exclusive of Rule 144A) which permits the selling of any Purchased Shares without registration or pursuant to Form S-3.

2.13 Assignment of Registration Rights. The rights to cause the Company to register any Registrable Securities pursuant to this Agreement may be assigned in whole or in part (but only with all restrictions and obligations set forth in this Agreement) by a Holder to a Permitted Transferee which acquires at least 1,000,000 Registrable Securities (subject to adjustment in the event of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization) from such Holder; provided, however, (a) such Holder shall, within five (5) days prior to such transfer, furnish to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Registrable Securities with respect to which such registration rights are being assigned, (b) the Permitted Transferee, prior to or simultaneously with such transfer or assignment, shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement, (c) the Investor shall continue to be bound by all restrictions and obligations set forth in this Agreement and (d) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such Registrable Securities by the Permitted Transferee is restricted under the Securities Act and other applicable securities Law.

3. Restrictions on Beneficial Ownership.

3.1 Standstill. During the Standstill Term neither the Investor nor any of its Affiliates (collectively, the “Standstill Parties”) shall (and the Investor shall cause its Affiliates not to), except as expressly approved or invited in writing by the Company:

(a) directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Common Stock and/or Common Stock Equivalents; provided, however, that notwithstanding the provisions of this Section 3.1(a), if the number of shares constituting Shares of Then Outstanding Common Stock is reduced or if the aggregate ownership of the Standstill Parties is increased as a result of (i) the participation in any offering by the Company of any securities offered pro-rata to all stockholders of the Company or (ii) a repurchase by the Company of Shares of Then Outstanding Common Stock, stock split, stock dividend or a recapitalization of the Company, the Standstill Parties shall not be required to dispose of any of their holdings of Shares of Then Outstanding Common Stock even though such action resulted in the Standstill Parties’ beneficial ownership increasing;

(b) directly or indirectly, seek to have called any meeting of the stockholders of the Company, propose or nominate for election to the Company’s Board of Directors any person whose nomination has not been approved by a majority of the Company’s Board of Directors or cause to be voted in favor of such person for election to the Company’s Board of Directors any Shares of Then Outstanding Common Stock;

(c) directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Company’s Board of Directors with respect to any matter, or seek to advise or influence any Person, with respect to voting of any Shares of Then Outstanding Common Stock of the Company;

(d) deposit any Shares of Then Outstanding Common Stock in a voting trust or subject any Shares of Then Outstanding Common Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Common Stock;

(e) publicly propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(f) act in concert with any Third Party to take any action in clauses (a) through (e) above, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act; or

(g) enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (e) above; provided, however, that (A) nothing in the foregoing clause (b) shall prohibit the Investor from proposing to the Company’s Nominating and Corporate Governance Committee (and not pursuant to the advance notice provisions set forth in the Company’s bylaws), in a confidential, nonpublic manner, potential director candidates for consideration by the Company’s Nominating and Corporate Governance Committee, which candidates the Investor believes would be in the best interest of the Company and its stockholders; and (B) nothing contained in this Section 3.1 prohibits the Investor or its Affiliates from acquiring a company or business that owns Shares of Then Outstanding Common Stock and/or Common Stock Equivalents provided that any such securities of the Company so acquired will be subject to the provisions of this Section 3.

4. Restrictions on Dispositions.

4.1 Lock-Up. During the Lock-Up Term, without the prior approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of (x) any of the Purchased Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively, the “Lock-Up Securities”); provided, however, that the foregoing shall not prohibit the Investor from (A) transferring Lock-Up Securities to a Permitted Transferee or (B) Disposing of any Lock-Up Securities in order to reduce the beneficial ownership of the Standstill Parties to 19.9%, or such lesser percentage as advised in good faith and in writing by the Investor’s certified public accountants that would be necessary pursuant to applicable accounting rules and guidelines so as to not require the Investor to include in its financial statements its portion of the Company’s financial results, of the Shares of Then Outstanding Common Stock.

4.2 Certain Tender Offers. Notwithstanding any other provision of this Section 4, this Section 4 shall not prohibit or restrict any Disposition of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents by the Standstill Parties into (a) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer) or (b) an issuer tender offer by the Company.

5. Voting Agreement.

5.1 Voting of Securities. During the Voting Agreement Term, other than as permitted by Section 5.2 with respect to Extraordinary Matters, in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Investor shall, and shall cause any Permitted Transferees to, vote or execute a written consent with respect to the Purchased Shares, in the sole discretion of the Investor, either (a) in accordance with the recommendation of the Company’s Board of Directors or (b) in the case of a meeting of stockholders, if the Investor or a Permitted Transferee has delivered written notice to the Company at any time prior to the vote on any given matter (but in any event not less than five (5) Business Days prior to such vote), setting forth its intent to vote pursuant to this clause (b), in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company (as estimated by the inspector of election immediately prior to the closing of the polls with respect to the vote on any given matter, subject to adjustment for the inspector of election’s final tabulation of votes cast). In the event that the Investor or a Permitted Transferee does not deliver timely written notice to the Company as provided in Section 5.1(b), such Person shall be deemed to have elected to vote the Purchased Shares of the Company as to which it is entitled to vote as provided in clause (a) above. In furtherance of this Section 5.1, the Investor hereby irrevocably appoints the Company and any individuals designated by the Company (such designated individuals to be limited to the Chairman, Chief Executive Officer, Chief Financial Officer or Secretary of the Company), and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) in such manner as set forth in this Section 5.1 (but in any case, (i) in accordance with any written instruction from the Investor, properly delivered under this Section 5.1, to vote as contemplated by clause (b) above, and (ii) excluding any matter that is an Extraordinary Matter described in Section 5.2) with respect to the Purchased Shares to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”). This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Investor and shall not be terminated by operation of law upon the occurrence of any event. This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the Investor which is inconsistent herewith. Notwithstanding the foregoing, the Irrevocable Proxy shall be effective if, at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (B) fails to vote such voting securities in accordance with this Section 5.1, in each case at least two (2) Business Days prior to the date of such stockholders’ meeting. The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term. The Investor shall cause any Permitted Transferee to promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit A attached hereto, and irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, with full power of substitution and resubstitution, as its attorney, agent and proxy to vote (or cause to be voted) such Purchased Shares of the Company as to which such Permitted Transferee is entitled to vote, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to the matters set forth in this Section 5.1 (the “Permitted Transferee Irrevocable Proxy”). The Investor acknowledges, and shall cause any Permitted Transferees to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor in interest of such Permitted Transferee and shall not be terminated by operation of Law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any voting securities of the Company heretofore granted by such Permitted Transferee, to the extent it is inconsistent herewith. The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of voting securities of the Company by the Investor to such Permitted Transferee that such Permitted Transferee execute and deliver to the Company a Permitted Transferee Irrevocable Proxy, and that any purported transfer shall be void and of no force or effect if such Permitted Transferee Irrevocable Proxy is not so executed and delivered at the closing of such transfer. Such proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term. The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of voting securities of the Company by the Investor to any Permitted Transferee during the Voting Agreement Term that such Permitted Transferee shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Section 5.1.

In the event the Company’s stockholders are permitted to act by written consent, the Company and the Investor shall each negotiate in good faith with the other provisions as consistent as possible with the foregoing to govern the voting of the Investor’s and its Permitted Transferees’ Shares of Then Outstanding Common Stock as closely as practicable to the foregoing.

5.2 Certain Extraordinary Matters. The Investor and its Permitted Transferees may vote, or execute a written consent with respect to, any or all of the voting securities of the Company as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion, with respect to the following matters (each such matter being an “Extraordinary Matter”):

(a) any transaction which would result in a Change of Control;

(b) any issuance of Common Stock presented to stockholders for approval (which for avoidance of doubt shall not include the approval of any stock option, employee stock purchase or similar equity plan, or any amendment thereto, whether or not for the purpose of establishing or increasing the number of shares of Common Stock that may be awarded or sold thereunder); and

(c) any liquidation or dissolution of the Company.

5.3 Quorum. In furtherance of Section 5.1, the Investor shall be, and shall cause each of its Permitted Transferees to be, present in person or represented by proxy at all meetings of stockholders to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

6. Termination of Certain Rights and Obligations.

6.1 Termination of Registration Rights Term. Except for Section 2.11, which shall survive until the expiration of any applicable statutes of limitation, Section 2 shall terminate automatically and have no further force or effect upon the earliest to occur of:

(a) the seventh (7th) anniversary of the expiration of the Lock-Up Term;

(b) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(c) a liquidation or dissolution of the Company.

6.2 Termination of Standstill Term. Section 3 shall terminate and have no further force or effect, upon the earliest to occur of:

(a) the date [**] months after of the Closing Date;

(b) provided that none of the Standstill Parties has materially violated Section 3.1(d) or (f) with respect to any other Person or group (an “Offeror”) referred to in this Section 6.2, the date on which an Offeror publicly announces a tender, exchange or other offer for the Company’s Common Stock that, if consummated, would result in a Change of Control of the Company;

(c) the date that the Company enters into a letter of intent relating to a Change of Control of the Company, announces its intent to do so or announces that it is pursuing a transaction that would result in a Change of Control of the Company;

(d) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(e) a liquidation or dissolution of the Company;

provided, however, that if Section 3 terminates due to clauses (b) or (c) above and such agreement is abandoned and no other similar transaction has been announced and not abandoned or terminated within ninety (90) days thereafter, the restrictions contained in Section 3 shall again be applicable until otherwise terminated pursuant to this Section 6.2.

6.3 Termination of Lock-Up Term. Section 4 shall terminate and have no further force or effect upon the earliest to occur of:

(a) the date [**] months after of the Closing Date;

(b) the expiration or earlier valid termination of the Collaboration Agreement;

(c) the consummation by an Offeror of a Change of Control of the Company, which, in the case of a tender offer, shall be deemed to occur upon the commencement of a tender offer for all outstanding shares of Common Stock;

(d) the date on which the Investor and any Permitted Transferees together beneficially own less than five percent (5%) of the Shares of Then Outstanding Common Stock;

(e) a liquidation or dissolution of the Company; and

(f) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

6.4 Termination of Voting Agreement Term. Section 5 shall terminate and have no further force or effect upon the earliest to occur of:

(a) the date [**] months after the Closing Date;

(b) the expiration or earlier valid termination of the Collaboration Agreement;

(c) the consummation by an Offeror of a Change of Control of the Company, which, in the case of a tender offer, shall be deemed to occur upon the commencement of a tender offer for all outstanding shares of Common Stock;

(d) the date on which the Investor and any Permitted Transferees together beneficially own less than five percent (5%) of the Shares of Then Outstanding Common Stock;

(e) a liquidation or dissolution of the Company; and

(f) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

6.5 Effect of Termination. No termination pursuant to any of Sections 6.1, 6.2, 6.3 or 6.4 shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

7. Miscellaneous.

7.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

7.2 Waiver. Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

7.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit A attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission or electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile or electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Any party may change its address by giving notice to the other parties in the manner provided above.

7.4 Entire Agreement. This Agreement, the Purchase Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

7.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the parties hereto.

7.6 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

7.7 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

7.8 Assignment. Except for an assignment of this Agreement by the Investor to a Permitted Transferee, neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by the Investor; or (b) the prior written consent of the Investor in the case of an assignment by the Company.

7.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

7.11 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party other than any Affiliate of the Investor. No Third Party with the exception of any Affiliate of the Investor shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

7.12 No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party.

7.13 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

7.14 Specific Performance. The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

7.15 No Conflicting Agreements. The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to each Holder that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into any agreement or approve any amendment to its Organizational Documents (as defined in the Purchase Agreement) with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company further represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

7.16 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for research and development and other working capital purposes and shall not use such proceeds for the redemption of any shares of Common Stock or for the payment of any dividends on shares of Common Stock.

7.17 No Publicity. The parties hereto agree that the provisions of Section [11.5] of the Collaboration Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by the Purchase Agreement and the Collaboration Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section [11.5] of the Collaboration Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

7.18 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

JOHNSON & JOHNSON INNOVATION-JJDC, INC.

By:	Marian T. Nakada
	Name:	Marian T. Nakada
	Title:	VP Venture Investments

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Milind Deshpande
Name:	Milind Deshpande
Title:	President & CEO

[Signature Page to Investor Agreement]

EXHIBIT A

FORM OF IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to Section 5.1 of the Investor Agreement, dated as of May 19, 2015 (the “Agreement”), by and between Johnson & Johnson Innovation-JJDC, Inc. and Achillion Pharmaceuticals, Inc. (the “Company”), the undersigned hereby irrevocably appoints the Company and any individual designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and resubstitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) in such manner as set forth in Section 5.1 of the Agreement (but in any case, (i) in accordance with any written instruction from the undersigned, properly delivered under Section 5.1 of the Agreement, to vote as contemplated by Section 5.1(b) of the Agreement and (ii) excluding any matter that is an Extraordinary Matter described in Section 5.2) with respect to all Purchased Shares, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event. This proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the undersigned which is inconsistent herewith. Notwithstanding the foregoing, this irrevocable proxy shall be effective if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the undersigned (A) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (B) fails to vote such voting securities in accordance with Section 5.1 of the Agreement, in each case at least two (2) Business Days prior to the date of such stockholders’ meeting. This proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term.

JOHNSON & JOHNSON INNOVATION-JJDC, INC.

By:
Name:
Title:

A-1

EXHIBIT B

NOTICES

(a)	If to the Investor:

Johnson & Johnson Innovation-JJDC, Inc.

410 George Street

New Brunswick, NJ 08901

Attention: General Manager

with a copy to:

Johnson & Johnson Law Department

One Johnson & Johnson Plaza

New Brunswick, NJ 08534

Attention: General Counsel

(b)	If to the Company:

Achillion Pharmaceuticals, Inc.

300 George Street

New Haven, CT 06511

Attention: CEO

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Steven D. Singer

B-1